                                 EXHIBIT 10 (s)

                            TERMINATION OF GUARANTEE


         THIS TERMINATION OF GUARANTEE (the "Termination Agreement") is made and entered into as of this ____ day of September, 1996, by and among ASA INVESTMENTS, INC., a Delaware corporation ("Guarantor"), WACHOVIA BANK OF GEORGIA, N.A. ("Wachovia"), and THE BANK OF TOKYO - MITSUBISHI, LTD., ATLANTA AGENCY ("Bank of Tokyo") (Wachovia and Bank of Tokyo are hereinafter sometimes referred to collectively as the Lenders" and individually as a "Lender").

             W   I   T   N   E   S   E   T   H        T   H   A   T

         WHEREAS, Guarantor has previously executed and delivered for the benefit of Lenders that certain Guarantee dated June 1, 1992 (the "Guarantee") under which Guarantee the Guarantor has guaranteed certain obligations owed by Atlantic Southeast Airlines, Inc. ("ASA") to the Lenders as described in the Guarantee (collectively the "Subject Obligations"); and

         WHEREAS, notwithstanding that the Subject Obligations shall remain in existence, pursuant and in accordance with Item 11 of the Guarantee, the Lenders and the Guarantor desire to terminate the Guarantee so as to relieve the Guarantor from all further responsibility and liability under the Guarantee.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein, Ten ($10) Dollars in hand paid by Guarantor to each Lender, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. The parties hereby terminate the Guarantee and agree that the Guarantee shall be of no further or continuing force or effect. The Lenders agree that the Guarantor is hereby relieved of all responsibilities, obligations, and liabilities incurred under or in connection with the Guarantee and shall have no responsibility whatsoever for all or any part of the Subject Obligations. Each Lender does hereby for and on behalf of itself and its respective successors and assigns, release, remise and forever discharge Guarantor and all of its respective successors and assigns (other than ASA) of and from any and all debts, claims, causes of action, and other amounts arising under or in connection with the Guarantee or the Subject Obligations.

         2. This Termination Agreement shall be governed by the laws of the State of Georgia. This Termination Agreement may be executed in one or more counterparts all of which together shall constitute one in the same original. This Termination Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns, and legal representatives.


           (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the Guarantor and each Lender have each caused this Termination Agreement to be executed by its duly authorized officers and its seal to be affixed hereto as of the day and year first above written.


         WACHOVIA BANK OF GEORGIA, N.A.           ASA INVESTMENTS, INC.


         By: /s/ Bradley Marcus                   By: /s/ Ronald V. Sapp
             ----------------------------------   -------------------------
             Its: Senior Vice President           Its: Treasurer



         THE BANK OF TOKYO - MITSUBISHI,
         LTD., ATLANTA BRANCH


         By: /s/ Gary L. England
             ---------------------------------
                Its:Vice President and Manager




                                      2